UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 8, 2008

FEDERAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-31724	59-2935028
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

312 West First Street Sanford, Florida		32771
(address of principal executive offices)		(zip code)

(407) 323-1833

(Registrant’s telephone number, including areas code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On May 8, 2008, Federal Trust Corporation, (the “Company”) and Federal Trust Bank (the “Bank”) entered into an Agency Agreement with Stifel, Nicolaus & Company, Incorporated, (“Stifel”), who will act as the Company’s financial and marketing advisor and information agent for the sale of the Company’s common stock to shareholders in a rights offering and the sale of shares of the Company’s common stock to standby purchasers (collectively, the “Stock Offerings”).

For these services, Stifel will receive:

•

an advisory and management fee of $100,000 in connection with the advisory and administrative services provided by Stifel, of which $50,000 was paid upon engagement of Stifel, and $50,000 was paid upon effectiveness of the Registration Statement on Form S-1;

•

a fairness opinion fee of $100,000 in connection with an opinion given by Stifel as to the fairness to the Company, from a financial point of view, of the consideration to be paid in connection with the Stock Offerings;

•

a placement fee of 1% of the aggregate purchase price of shares of the Company’s common stock sold to shareholders (other than standby purchasers) in the rights offering pursuant to the exercise of basic subscription privileges and over-subscription privileges; plus

•	a fee of 5% of the aggregate purchase price of shares of common stock sold to standby purchasers (regardless of whether they purchase shares in the rights offering or otherwise).

The Company has also agreed to reimburse Stifel for its reasonable out-of-pocket expenses pertaining to its engagement, including legal fees, up to $200,000, regardless of whether the Stock Offerings are consummated. The Agency Agreement contains customary representations, warranties, covenants and closing conditions.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-150051) filed under the Securities Act of 1933, as amended, and a related prospectus dated May 12, 2008. The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibit:

Exhibit 10.1:	Agency Agreement dated May 8, 2008 by and among Federal Trust Corporation, Federal Trust Bank and Stifel, Nicolaus & Company, Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2008	Federal Trust Corporation
(Registrant)

	By:	/s/ Gregory E. Smith
Gregory E. Smith
Executive Vice President
and Chief Financial Officer